UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

THOMPSON CREEK METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 West Dry Creek Circle

Suite 810

Littleton, Colorado 80120

(Address of Principal Executive Offices)

(303) 761-8801

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01 Other Events

On June 11, 2014, Thompson Creek Metals Company Inc. (the “Company”) issued a press release announcing its intention to voluntarily delist its 6.50% Tangible Equity Units (the “TMEDS”) from the New York Stock Exchange (“NYSE”) following settlement of its offer to exchange its outstanding TMEDS for shares of its common stock (the “Exchange Offer”).  The press release also announces amendments to certain pricing terms of the Exchange Offer and the extension of the Exchange Offer’s expiration date.

The Company intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) to affect the voluntarily withdrawal of the listing of its TMEDS following settlement of the Exchange Offer.  Delisting from NYSE is expected to become effective 10 days thereafter.  The Company does not intend to re-list the TMEDS on another securities exchange, but expects that the TMEDS will be quoted on one or more over-the-counter markets.  The Company will continue to maintain the listing of its common stock on the NYSE.

In connection with the Company’s amendments to certain pricing terms of the Exchange Offer and the extension of the Exchange Offer’s expiration date, the Company filed on June 11, 2014 an Amendment No. 3 to the Schedule TO filed on May 21, 2014, as amended by Amendment No. 1, filed with the SEC on May 21, 2014, and Amendment No. 2, filed with the SEC on May 23, 2014.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release contains forward-looking statements and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Thompson Creek Metals Company Inc. Press Release, dated June 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

	By:	/s/ Wendy Cassity
		Name:	Wendy Cassity
		Title:	Vice President, General Counsel and Secretary

Date: June 11, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Thompson Creek Metals Company Inc. Press Release, dated June 11, 2014